EXHIBIT 99.3


                         STOCK OPTION PREFERENCE FORM

          TO ACCOMPANY STOCK OPTION AWARDS UNDER STOCK OPTION PLANS
                                      OF
                           WASHINGTON BANCORP, INC.




     Please read and follow carefully the Instructions set forth below, which set forth the requirements that need to be complied with in order to make an effective election.

     TO BE EFFECTIVE, THIS STOCK OPTION PREFERENCE FORM, PROPERLY COMPLETED AND SIGNED IN ACCORDANCE WITH THE ACCOMPANYING INSTRUCTIONS, TOGETHER WITH THE STOCK OPTION AWARD COVERING SHARES OF WASHINGTON BANCORP, INC. ("WASHINGTON") COMMON STOCK, PAR VALUE $0.10 PER SHARE ("WASHINGTON COMMON STOCK"), MUST BE RECEIVED BY THE EXCHANGE AGENT NAMED BELOW, AT THE APPROPRIATE ADDRESS SET FORTH BELOW, NO LATER THAN THE PREFERENCE DEADLINE (AS DEFINED IN INSTRUCTION
A). DELIVERIES MADE TO ADDRESSES OTHER THAN THE ADDRESSES FOR THE EXCHANGE AGENT SET FORTH BELOW DO NOT CONSTITUTE VALID DELIVERIES AND THE EXCHANGE AGENT WILL NOT BE RESPONSIBLE THEREFOR.



                 If you require additional information, please call:


             HUDSON UNITED BANK, TRUST DEPARTMENT (the "Exchange
                  Agent") at (201) 348-2602 or (201) 348-2607.


                PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS.

To:  HUDSON UNITED BANK, TRUST DEPARTMENT, Exchange Agent


IF BY MAIL:                                        OR IF BY HAND OR BY COURIER
HUDSON UNITED BANK                  (Mon.-Fri. 9:00 A.M.-5:00 P.M. Local Time):
TRUST DEPARTMENT                                             HUDSON UNITED BANK
3100 Bergenline Avenue                                         TRUST DEPARTMENT
Union City, NJ  07087                                    3100 Bergenline Avenue
                                                          Union City, NJ  07087


Ladies and Gentlemen:

     This Stock Option Preference Form is being delivered in connection with the merger (the "Merger") of Washington with and into HUBCO, Inc. ("HUBCO"), pursuant to the Agreement and Plan of Merger, dated as of November 8, 1993, as amended (the "Merger Agreement").


     The undersigned, subject to the Election and Allocation Procedures (as defined below) and the other terms and conditions set forth in this Stock Option Preference Form, including the documents incorporated herein by reference, hereby (a) surrenders the options (the "Options") to purchase the shares of Washington Common Stock listed in Box A below and (b) elects (an "Election"), as indicated below, upon consummation of the Merger to have each Option to purchase one share of Washington Common Stock converted into the right:


     (CHECK ONLY ONE)

    ( ) to receive in cash, without interest, an amount equal to the difference between the exercise price of the Option and $16.10 (the "Cash-Out Amount") (a "Cash Election"); or

    ( ) to receive shares of HUBCO Series A Preferred Stock ("HUBCO Preferred Stock") in an amount equal to the Cash-Out Amount divided by $24.00 (a "Stock Election"); or

    ( ) to purchase 0.6708 of a share of HUBCO Preferred Stock at an exercise price equal to the exercise price of the Option (the "Option Election").

     If the Exchange Agent has not received your properly completed Stock Option Preference Form by the Preference Deadline, you will be deemed to have made a Cash Election.

     The undersigned hereby certifies: that this Election covers all of the Options either (i) beneficially owned by the undersigned, or (ii) owned by the undersigned in a representative or fiduciary capacity for a particular beneficial owner.

                                  BOX A

===============================================================================


Name and Address of
Holder of Options             Number of Shares
(Please fill in, if blank)    Covered by Options       Exercise Price
- -------------------------------------------------------------------------------

                              ------------------       ------------------

                              ------------------       ------------------

                              ------------------       ------------------

                              ------------------       ------------------

==============================================================================

     This Election is subject to the terms and conditions set forth in the Merger Agreement and the Proxy Statement/Prospectus, dated May 12, 1994 (the "Proxy Statement/Prospectus"), furnished to stockholders and optionholders of Washington in connection with the Merger, all of which are incorporated herein by reference.

     It is understood that because pursuant to the Merger Agreement the number of outstanding Options to be converted into the right to receive
HUBCO Preferred Stock in the Merger and the number of outstanding Options to be converted into the right to receive cash in the Merger are subject to limitations, no assurance can be given that an election by any given optionholder, including this Election by the undersigned, can be accommodated. Rather, the Election by each optionholder, including this Election by the undersigned, will be subject to the results of the election and allocation procedures set forth in the Merger Agreement and described in the Proxy Statement/Prospectus (the "Election and Allocation Procedures").

     The undersigned hereby represents and warrants that the undersigned has full power and authority to complete and deliver this Stock Option Preference Form herewith and that the rights represented by the Options are free and clear of all liens, restrictions, charges and encumbrances and are not subject to any adverse claim. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the surrender of the Options. All authority herein conferred shall survive the death or incapacity of the undersigned and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                   BOX B


==============================================================================

                                 SIGN HERE
                    (To be completed by all person(s)
                 surrendering Options and executing this
                       Stock Option Preference Form)

              ----------------------------------------------

                 ----------------------------------------
                        (Signature(s) of holder(s)

Dated:
                  --------------------------------------
Name(s):
                  --------------------------------------

                  --------------------------------------

                  --------------------------------------

Address:
                  --------------------------------------

                  --------------------------------------
                           (Including zip code)

( )  Check box if change of address


                  Phone:
                         ------------------------------
                        (So the Exchange Agent can
                    contact you in case of questions,
                      although the Exchange Agent is
                      under no obligation to do so.)

==============================================================================
              (Other than signature(s), please print or type)


                 SPECIAL ISSUANCE AND MAILING INSTRUCTIONS


     The undersigned understands that the Certificate representing HUBCO Preferred Stock to be issued, the check issued as payment in cash, or the cash in lieu of fractional shares check (such checks being referred to herein as "Payment Checks") with respect to the Options surrendered will be mailed to the address of the registered holder(s) indicated above, unless otherwise indicated in Box C below.


                                   BOX C

============================================================================


                       SPECIAL MAILING INSTRUCTIONS
                          (See Instruction G(3))

TO BE COMPLETED ONLY if the Certificate or Payment Check(s) is (are) to be delivered to the registered holder(s) or someone other than the registered holder(s) at an address other than shown above.

MAIL TO:

Name:
          -------------------------------------------

Address:
          -------------------------------------------
          (Street and Number)

          -------------------------------------------
          (City, State and Zip Code)

                          (Please print or type)

============================================================================

                              INSTRUCTIONS

     This Stock Option Preference Form (or a facsimile thereof) should be properly filled in, dated and signed, and should be delivered to the Exchange Agent at the appropriate address set forth on the front of this Stock Option Preference Form. Please read and follow carefully the instruction regarding completion of this Stock Option Preference Form set forth below. If you have any questions concerning this Stock Option Preference Form or require any information or assistance, see Instruction G(5).

A.   TIME IN WHICH TO ELECT

     In order for an Election to be effective, the Exchange Agent must receive a properly completed Stock Option Preference Form together with the Stock Option Award NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE THIRD BUSINESS DAY PRIOR TO THE CLOSING OF THE MERGER (THE "PREFERENCE DEADLINE"). SINCE ALL ELECTIONS MADE ON A STOCK OPTION PREFERENCE FORM ARE IRREVOCABLE, OPTIONHOLDERS MAY WISH TO DEFER SUBMITTING THEIR STOCK OPTION PREFERENCE FORM UNTIL SHORTLY BEFORE THE PREFERENCE DEADLINE. Washington will send to all optionholders of record a notice identifying the closing date and the date of the Preference Deadline as promptly as practicable after the Closing date has been established but in no event later than 25 days prior to the Preference Deadline. The Closing is expected to occur late in the second or early in the third quarter of 1994.

     IF THE EXCHANGE AGENT HAS NOT RECEIVED YOUR PROPERLY COMPLETED STOCK OPTION PREFERENCE FORM BY THE PREFERENCE DEADLINE, YOU WILL BE DEEMED TO HAVE MADE A CASH ELECTION.

B.  ELECTIONS.

     This Stock Option Preference Form provides for your Election, subject to the Election and Allocation Procedures and the other terms and conditions set forth hereunder and in the documents incorporated herein by reference, upon consummation of the Merger to have the Option to purchase each share of Washington Common Stock covered by this Stock Option Preference Form converted into the right:

     - to receive cash equal to the difference between the exercise price and $16.10 (the "Cash-Out Amount") (a "Cash Election"); or

     - to receive shares of HUBCO Preferred Stock in an amount equal to the Cash-Out Amount divided by $24.00 (a "Stock Election"); or

     - to receive an option to purchase 0.6708 of a share of HUBCO Preferred Stock (the "Option Election").

     You should understand that your Election is subject to certain terms and conditions that are set forth in the Merger Agreement and described in the Proxy Statement/Prospectus. The Merger Agreement is included as Appendix A to the Proxy Statement/Prospectus. The delivery of this Stock Option Preference Form to the Exchange Agent constitutes acknowledgement of the receipt of the Proxy Statement/Prospectus. EACH OPTIONHOLDER IS STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY AND TO DISCUSS THE CONTENTS THEREOF, THE MERGER AND THIS STOCK OPTION PREFERENCE FORM WITH HIS OR HER PERSONAL FINANCIAL AND TAX ADVISORS PRIOR TO DECIDING WHAT ELECTION TO MAKE. THE TAX CONSEQUENCES TO AN OPTIONHOLDER WILL VARY DEPENDING UPON A NUMBER OF FACTORS. FOR CERTAIN INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF AN ELECTION, SEE "THE MERGER -- FEDERAL INCOME TAX CONSEQUENCES" IN THE PROXY STATEMENT/PROSPECTUS.

C.  CASH ELECTION

     If you elect, subject to the Election and Allocation Procedures and the other terms and conditions set forth in this Stock Option Preference Form, including the documents incorporated herein by reference, to receive cash for all of the Options covered by this Stock Option Preference Form, you should check the "Cash Election" box on the first page of this Stock Option Preference Form.

D.  STOCK ELECTION

     If you elect, subject to the Election and Allocation Procedures and the other terms and conditions set forth in this Stock Option Preference Form, including the documents incorporated herein by reference, to receive HUBCO Preferred Stock for all of the Options covered by this Stock Option Preference Form, you should check the "Stock Election" box on the first page of this Stock Option Preference Form.

     HUBCO will not issue any fractional HUBCO Preferred Stock in connection with the Merger; optionholders will instead receive cash in an amount equal to
(i) $24.00 multiplied by (ii) the fractional share amount such optionholders would otherwise have received, without interest, rounded to the nearest cent.

E.   OPTION ELECTION

     If you elect, subject to the Election and Allocation Procedures and the other terms and conditions set forth in this Stock Option Preference Form, including documents incorporated herein by reference, to receive options to purchase shares of HUBCO Preferred Stock for all the Options covered by this Stock Option Preference Form, you should check the "Option Election" box on the first page of this Stock Option Preference Form.

     HUBCO will not issue any fractional HUBCO Preferred Stock upon the exercise of options to purchase shares of HUBCO Preferred Stock. At the time of exercise of such HUBCO Preferred Stock options, optionholders will (instead of any fractional HUBCO Preferred Stock) receive cash in an amount equal to
(i) $24.00 multiplied by (ii) the fractional share amount such optionholders would otherwise have received, without interest, rounded to the nearest cent.

F.   SPECIAL CONDITIONS.

     (1) Irrevocability of Election. An effective Election may not be changed or revoked.

     (2)  Nullification of Election.  All Stock Option Preference
Forms will be void and of no effect if the Merger is not consummated.



     (3) Elections Subject to Allocation. All Elections are subject to the procedures set forth in the Article headed "Conversion of Washington Shares" in the Merger Agreement and described in the Proxy Statement/Prospectus under the caption "THE MERGER -- Conversion of Stock Options" and to the other terms and conditions set forth thereunder and hereunder, including the documents incorporated herein by reference.


G.   GENERAL

     (1) Execution and Delivery. In order to make an effective Election, you must correctly fill out this Stock Option Preference Form, or a facsimile thereof. After dating and signing it, you are responsible for its delivery to the Exchange Agent at the address set forth on the front of this Stock Option Preference Form. YOU MAY CHOOSE ANY METHOD TO DELIVER THIS STOCK OPTION PREFERENCE FORM. HOWEVER, YOU ASSUME ALL RISK OF NON-DELIVERY. IF YOU CHOOSE TO USE THE MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, RETURN RECEIPT REQUESTED.

     (2) Notice of Defects; Resolution of Disputes. None of Washington, HUBCO and the Exchange Agent will be under any obligation to notify you or anyone else that the Exchange Agent has not received a properly completed Stock Option Preference Form or that any Stock Option Preference Form submitted is defective in any way.

     Any and all disputes with respect to Stock Option Preference Forms or to Elections made in respect to the Options (including but not limited to matters relating to the Preference Deadline, time limits, effectiveness of any Elections and computations of allocations) will be resolved by HUBCO and its decision will be conclusive and binding on all concerned. HUBCO may delegate this function to the Exchange Agent in whole or in part. HUBCO or the Exchange
Agent shall have the absolute right in its sole discretion to reject any and all Stock Option Preference Forms which are deemed by either of them to be not in proper form or to waive any immaterial irregularities in any Stock Option Preference Form.

     (3) Special Instructions for Delivery by the Exchange Agent. The certificate representing HUBCO Preferred Stock and/or the Payment Check(s) will be mailed to the address of the registered holder(s) as indicated under Box B, unless instructions to the contrary are given in Box C entitled "Special Mailing Instructions."

     (4) Federal Income Tax Consequences. Those holders of Washington Common Stock options who receive cash or HUBCO Preferred Stock in cancellation of their Washington Common Stock options will realize taxable income subject to ordinary income tax rates and withholding laws. See discussion under the caption "THE MERGER -- Federal Income Tax Consequences" in the Proxy Statement/Prospectus.

     (5) Questions and Requests for Information or Assistance. If you have any questions or need assistance to complete this Stock Option Preference Form, or would like to obtain additional copies of this Stock Option Preference Form, please contact the Exchange Agent at (201)348-2602.

H.   DELIVERY OF HUBCO PREFERRED STOCK CERTIFICATES AND PAYMENT CHECKS

     As soon as practicable after the Merger becomes effective, the Exchange Agent will make the allocations of cash, HUBCO Preferred Stock and options covering HUBCO Preferred Stock to be received by optionholders. The Exchange Agent will thereafter issue and mail to you a check for any cash, any certificate or certificates for the HUBCO Preferred Stock and/or options covering shares of HUBCO Preferred Stock to which you are entitled (and, if applicable, a check in lieu of a fractional share).

     If you do not submit an effective Stock Option Preference Form and submit your Stock Option Award, the Exchange Agent will issue and mail to you a check for any cash to which you are entitled. The Exchange Agent will not issue you any check until you have submitted your Stock Option Award.